                                                                    EXHIBIT 23.3

                    [LETTERHEAD OF C.E. UNTERBERG, TOWBIN]

Board of Directors
TelCom Semiconductor, Inc.
1300 Terra Bella Avenue
Mountain View, California 94086

Members of the Board:

     We hereby consent to the inclusion of our opinion letter, dated October 26, 2000, to the Board of Directors of TelCom Semiconductor, Inc. ("TelCom") as Appendix D to the Joint Proxy Statement/Prospectus of TelCom and Microchip Technology Incorporated ("Microchip") included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by Microchip on December 5, 2000 relating to the proposed merger transaction involving TelCom and Microchip and reference thereto in such Joint Proxy Statement/Prospectus.
In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                              By: /s/ C.E. UNTERBERG, TOWBIN & CO.

December 5, 2000
San Francisco, California